Carla Baca
Associate Vice President, Investor Relations
P: 615.269.8175

News Release
HEALTHCARE REALTY TRUST REPORTS RESULTS FOR THE FOURTH QUARTER

NASHVILLE, Tennessee, February 10, 2021 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the fourth quarter ended December 31, 2020. The Company reported net loss of $15.9 million, or $0.12 per diluted common share, for the quarter and net income of $72.2 million, or $0.52 per diluted common share, for the year ended December 31, 2020. The net loss for the quarter and net income for the year included debt financing costs of $21.9 million related to the early redemption of senior notes due 2023. Normalized FFO totaled $56.6 million, or $0.42 per diluted common share for the three months ended December 31, 2020 and $222.2 million, or $1.65 per diluted common share for the year.

COVID-19 update:
•Collected over 99% of fourth quarter and full year 2020 rent due
•No new COVID deferrals granted in the fourth quarter
•$7.1 million repaid out of $7.2 million of cumulative COVID related deferrals granted in second and third quarters

Salient quarterly highlights include:
•Normalized FFO per share totaled $0.42, an increase of 1.5% from $0.41 in the fourth quarter of 2019.
•Same store cash NOI increased 2.0% both over the fourth quarter of 2019 and for the trailing twelve months ended December 31, 2020.
•Predictive growth measures in the same store multi-tenant portfolio include:
◦Average in-place rent increases of 2.91%
◦Future annual contractual increases of 3.10% for leases commencing in the quarter
◦Weighted average cash leasing spreads of 2.8% on 351,000 square feet renewed:
▪11% (<0% spread)
▪13% (0-3%)
▪55% (3-4%)
▪21% (>4%)
◦Tenant retention of 84.2%
•Portfolio leasing activity in the fourth quarter totaled 542,000 square feet related to 139 leases:
◦422,000 square feet of renewals
◦120,000 square feet of new and expansion leases
•In November, the Company announced a joint venture agreement with Teachers Insurance and Annuity Association ("TIAA") to invest in a broad range of medical office buildings. Healthcare Realty owns a 50% interest in the joint venture, is the managing member of the partnership, and manages day-to-day operations and leasing of the properties.

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•During the fourth quarter, the Company acquired sixteen medical office buildings for $336.7 million totaling 959,000 square feet including four properties in the TIAA joint venture totaling $125.9 million:
◦In Los Angeles, two buildings for $93.8 million:
▪A 136,000 square foot building on AA- rated MemorialCare Health System's Saddleback Medical Center campus where the Company purchased a property in January 2020.
▪A 49,000 square foot building located less than two miles from the Saddleback campus.
▪These buildings were purchased under the TIAA joint venture.
◦In Greensboro, five buildings for $67.2 million:
▪Four buildings totaling 177,000 square feet adjacent to AA- rated Cone Health's Moses Cone Memorial Hospital campus.
▪One building totaling 35,000 square feet on Cone Health's Alamance Regional Medical Center.
▪In August, Cone Health announced plans to merge with AA rated Sentara Healthcare.
◦In Atlanta, two buildings for $50.1 million totaling 125,000 square feet adjacent to A rated Northeast Georgia Health System's Gainesville campus.
◦In San Diego, one building for $37.4 million totaling 45,000 square feet that is leased to a diverse group of healthcare providers.
◦In Memphis, two buildings for $33.3 million:
▪A 135,000 square foot building leased to a variety of medical tenants including UT Medical Group, Methodist Healthcare and Baptist Memorial Health Care.
▪A 40,000 square foot building located on BBB+ rated Baptist Memorial's DeSoto Hospital campus, the Company's second investment on this hospital campus.
◦In Minneapolis, two buildings for $32.1 million:
▪A 92,000 square foot building located on AA- rated Allina Health's Mercy Hospital campus.
▪A 49,000 square foot building 100% leased to multiple tenants including Minnesota Gastroenterology and Summit Orthopedics.
▪These buildings were purchased under the TIAA joint venture.
◦In Nashville, one building for $14.0 million:
▪A 39,000 square foot building adjacent to AA+ rated Ascension Health's Saint Thomas Midtown Hospital.
▪The Company now owns over 400,000 square feet on this growing campus with an opportunity to develop additional square footage on this site.
◦In Colorado Springs, one building for $8.9 million:
▪A 37,000 square foot building near BBB+ rated CommonSpirit Health's St. Francis Medical Center, where the Company owns an 80,000 square foot medical office building.
▪The property is located immediately adjacent to a medical office building acquired by the Company in March 2020.
•Subsequent to the end of the quarter, the Company acquired three medical office buildings for $39.7 million totaling 144,000 square feet:
◦In Dallas, two buildings for $22.5 million:

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▪122,000 total square feet located on AA- rated Baylor Scott & White's Medical Center - Grapevine campus.
▪The Company owns two other properties on this campus.
◦In San Diego, one building for $17.2 million totaling 22,000 square feet 100% leased to University of California San Diego Health and adjacent to AA rated Scripps Health's Mercy Hospital San Diego.
•Since the end of the third quarter, the Company entered into forward equity contracts totaling 3.0 million shares at a weighted average price per share of $31.08.
◦Since the end of the third quarter, the Company settled 3.6 million shares through its forward equity program, generating $108.7 million in net proceeds.
◦The Company currently has approximately 1.8 million shares to be settled through forward equity contracts. The Company expects gross proceeds of approximately $56.6 million, before cost of borrowing under the forward contracts.
•On October 2, the Company issued $300 million of senior notes due March 2031 with a coupon rate of 2.05%. The Company also called its $250 million, 3.75% senior notes due 2023, which were redeemed on October 19, 2020.
•As of December 31, the Company had cash of $15.3 million and $700 million available on its revolver.
•Net debt to adjusted EBITDA was 5.2 times at the end of the quarter.
•A dividend of $0.30 per share was paid on December 1, 2020 and a dividend of $0.3025 is payable on March 9, 2021 for stockholders of record on February 22, 2021.

Salient highlights for the year ended December 31, 2020 include:
•Normalized FFO totaled $222.2 million or $1.65 per diluted common share, an increase of 2.9% from $1.60 per diluted common share in 2019.
•Predictive growth measures in the same store multi-tenant portfolio include:
◦Average in-place contractual rent increases of 2.91%
◦Future annual contractual increases of 3.08% for leases commencing in the year
◦Weighted average cash leasing spreads of 4.1% on 1,487,000 square feet renewed:
▪14% (<0% spread)
▪12% (0-3%)
▪46% (3-4%)
▪28% (>4%)
◦Average tenant retention of 84.5%
•Annual portfolio leasing activity totaled 2,389,000 square feet related to 607 leases:
◦1,827,000 square feet of renewals
◦562,000 square feet of new and expansion leases
•Net investment activity totaled $323.9 million:
◦$546.9 million of acquisitions
◦$26.5 million of development and redevelopment funding
◦$249.4 million of dispositions
•Dividends paid in 2020 totaled $162.6 million, which equaled 73.2% of normalized FFO and 91.0% of FAD.

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Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. As of December 31, 2020, the Company owned 227 real estate properties in 24 states totaling 16.4 million square feet and was valued at approximately $5.7 billion. The Company provided leasing and property management services to 12.6 million square feet nationwide.

Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2020 under the heading "Risk Factors," and other risks described from time to time thereafter in the Company's SEC filings. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements. A reconciliation of all non-GAAP financial measures in this release is included herein.

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Consolidated Balance Sheets [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	DECEMBER 31, 2020	DECEMBER 31, 2019
Real estate properties
Land	$362,695	$289,751
Buildings, improvements and lease intangibles	4,220,297	3,986,326
Personal property	11,195	10,538
Construction in progress	—	48,731
Land held for development	27,226	24,647
Total real estate properties	4,621,413	4,359,993
Less accumulated depreciation and amortization	(1,239,224)	(1,121,102)
Total real estate properties, net	3,382,189	3,238,891
Cash and cash equivalents	15,303	657
Assets held for sale, net	20,646	37
Operating lease right-of-use assets	125,198	126,177
Financing lease right-of-use assets	19,667	12,667
Investments in unconsolidated joint ventures	73,137	8,130
Other assets, net	176,120	177,296
Total assets	$3,812,260	$3,563,855

LIABILITIES AND STOCKHOLDERS' EQUITY
	DECEMBER 31, 2020	DECEMBER 31, 2019
Liabilities
Notes and bonds payable	$1,602,769	$1,414,069
Accounts payable and accrued liabilities	81,174	78,517
Liabilities of properties held for sale	1,216	145
Operating lease liabilities	92,273	91,574
Financing lease liabilities	18,837	18,037
Other liabilities	67,615	61,504
Total liabilities	1,863,884	1,663,846
Commitments and contingencies
Stockholders' equity
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 300,000 shares authorized; 139,487 and 134,706 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	1,395	1,347
Additional paid-in capital	3,635,341	3,485,003
Accumulated other comprehensive loss	(17,832)	(6,175)
Cumulative net income attributable to common stockholders	1,199,499	1,127,304
Cumulative dividends	(2,870,027)	(2,707,470)
Total stockholders' equity	1,948,376	1,900,009
Total liabilities and stockholders' equity	$3,812,260	$3,563,855

1The Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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Consolidated Statements of Income [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2020	2019	2020	2019
Revenues
Rental income [2]	$123,877	$119,438	$492,262	$462,225
Other operating	2,003	2,086	7,367	8,073
	125,880	121,524	499,629	470,298
Expenses
Property operating	50,210	46,214	196,514	180,005
General and administrative	7,206	7,669	30,704	34,826
Acquisition and pursuit costs	939	515	2,561	1,742
Depreciation and amortization	48,104	46,134	190,435	177,859
	106,459	100,532	420,214	394,432
Other income (expense)
Gain (loss) on sales of real estate assets	(34)	20,036	70,361	25,101
Interest expense	(13,618)	(13,816)	(56,174)	(55,435)
Loss on extinguishment of debt	(21,503)	—	(21,503)	—
Impairment of real estate assets	—	(7)	—	(5,617)
Equity (loss) from unconsolidated joint ventures	(269)	(2)	(463)	(19)
Interest and other income (expense), net	140	7	559	(711)
	(35,284)	6,218	(7,220)	(36,681)
Net Income (loss)	($15,863)	$27,210	$72,195	$39,185

Basic earnings per common share - Net income (loss)	($0.12)	$0.20	$0.52	$0.29
Diluted earnings per common share - Net income (loss)	($0.12)	$0.20	$0.52	$0.29

Weighted average common shares outstanding - basic	134,728	132,240	133,930	128,000
Weighted average common shares outstanding - diluted	134,728	132,317	134,007	128,084

1The Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.
2Beginning in the first quarter of 2019 with the adoption of Accounting Standards Codification Topic 842, bad debts, net of recoveries associated with lease revenue was recorded within rental income.

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Reconciliation of FFO, Normalized FFO and FAD
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2020	2019	2020	2019
Net income (loss)	($15,863)	$27,210	$72,195	$39,185
(Gain) loss on sales of real estate assets	34	(20,036)	(70,361)	(25,101)
Impairment of real estate asset	—	7	—	5,617
Real estate depreciation and amortization	49,251	46,962	194,574	180,715
Proportionate share of unconsolidated joint venture adjustments	323	80	564	321
Funds from operations (FFO)	$33,745	$54,223	$196,972	$200,737
Acquisition and pursuit costs [1]	939	515	2,561	1,742
Lease intangible amortization [2]	(4)	4	690	147
Accelerated stock awards [3]	—	—	—	2,854
Debt financing costs	21,920	—	21,920	760
Proportionate share of unconsolidated joint ventures	16	—	16	—
Normalized FFO	$56,616	$54,742	$222,159	$206,240
Non-real estate depreciation and amortization	724	838	3,154	3,269
Non-cash interest expense amortization [4]	976	731	3,691	2,866
Provision for bad debt, net	(511)	124	207	167
Straight-line rent income, net	(645)	(789)	(2,245)	(1,463)
Stock-based compensation	2,472	2,133	9,922	9,519
Proportionate share of unconsolidated joint venture	4	8	27	32
Normalized FFO adjusted for non-cash items	59,636	57,787	236,915	220,630
2nd generation TI	(8,841)	(12,126)	(26,209)	(28,690)
Leasing commissions paid	(3,288)	(4,970)	(10,369)	(11,329)
Capital additions	(8,931)	(5,159)	(21,758)	(17,158)
Maintenance cap ex	(21,060)	(22,255)	(58,336)	(57,177)
Funds available for distribution (FAD)	$38,576	$35,532	$178,579	$163,453
FFO per common share - diluted	$0.25	$0.41	$1.46	$1.56
Normalized FFO per common share - diluted	$0.42	$0.41	$1.65	$1.60
FFO weighted average common shares outstanding - diluted [5]	135,701	133,125	134,835	128,863

1Acquisition and pursuit costs include third party and travel costs related to the pursuit of acquisitions and developments.
2The Company adopted the 2018 NAREIT FFO White Paper Restatement during the first quarter of 2019. This amended definition of FFO specifically includes the impact of acquisition related market lease intangible amortization in the calculation of NAREIT FFO.  The Company historically included this amortization in the real estate depreciation and amortization line item which is added back in the calculation of NAREIT FFO.  Prior periods were not restated for the adoption.
3The Company's former Executive Chairman, David R. Emery, died on September 30, 2019 resulting in a $2.9 million charge for the acceleration of his outstanding nonvested share-based awards and associated taxes.
4Includes the amortization of deferred financing costs and discounts and premiums.
5The Company utilizes the treasury stock method which includes the dilutive effect of nonvested share-based awards outstanding of 911,261 and 828,506, respectively for the three and twelve months ended December 31, 2020.

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Reconciliation of Non-GAAP Measures
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

Management considers funds from operations ("FFO"), FFO per share, normalized FFO, normalized FFO per share, funds available for distribution ("FAD") to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses, lease intangible amortization and other normalizing items that are unusual and infrequent in nature. FAD is presented by adding to Normalized FFO non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense and provision for bad debts, net; and subtracting maintenance capital expenditures, including second generation tenant improvements and leasing commissions paid and straight-line rent income, net of expense. The Company's definition of these terms may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO, Normalized FFO and FAD should be reviewed in connection with GAAP financial measures.

Management believes FFO, FFO per share, Normalized FFO, Normalized FFO per share, and FAD provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, Normalized FFO per share and FAD can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs.

Cash NOI and Same Store Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure unlevered property-level operating results. The Company defines Cash NOI as rental income and less property operating expenses. Cash NOI excludes non-cash items such as above and below market lease intangibles, straight-line rent, lease inducements, lease termination fees, tenant improvement amortization and leasing commission amortization. Cash NOI is historical and not necessarily indicative of future results.

Same Store Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year-over-year comparison period presented and include redevelopment projects of existing same store properties. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, reposition properties and newly developed properties. The Company utilizes the reposition classification for properties experiencing a shift in strategic direction. Such a shift can occur for a variety of reasons, including a substantial change in the use of the asset, a change in strategy or closure of a neighboring hospital, or significant property damage. Such properties may require enhanced management, leasing, capital needs or a disposition strategy that differs from the rest of the portfolio. To identify properties exhibiting these reposition characteristics, the Company applies the following Company-defined criteria:

•Properties having less than 60% occupancy that is expected to last at least two quarters;
•Properties that experience a loss of occupancy over 30% in a single quarter; or
•Properties with negative net operating income that is expected to last at least two quarters.

Any recently acquired property will be included in the same store pool once the Company has owned the property for eight full quarters. Newly developed properties will be included in the same store pool eight full quarters after substantial completion. Any additional square footage created by redevelopment projects at a same store property is included in the same store pool immediately upon completion. Any property included in the reposition property group will be included in the same store analysis once occupancy has increased to 60% or greater with positive net operating income and has remained at that level for eight full quarters.

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